                                                                    EXHIBIT 3.49

                              CERTIFICATE OF MERGER

                                       OF

                      O-I HOLDING COMPANY OF BLEDSOE COUNTY
                          O-I HOLDING COMPANY OF CENTER
                       O-I HOLDING COMPANY OF CLAY COUNTY
                     O-I HOLDING COMPANY OF FENTRESS COUNTY
                       O-I HOLDING COMPANY OF MACON COUNTY
                        O-I HOLDING COMPANY OF NEW BOSTON
                       O-I HOLDING COMPANY OF ORMOND BEACH
                     O-I HOLDING COMPANY OF SENATOBIA COUNTY
                    O-I PHYSICIANS & SURGEONS HOLDING COMPANY
                       O-I WOMENS HOSPITAL HOLDING COMPANY

                       (Corporations of the State of Ohio)

                                      INTO

                            O-I HOLDING COMPANY, INC.

                      (A Corporation of the State of Ohio)

          The Agreement of Merger to which this certificate is attached having been duly adopted in accordance with the laws of the State of Ohio and with its Articles of Incorporation as set forth in the attached certificates of the President and Secretary of O-I HOLDING COMPANY, INC., and the President and Secretary of each of the following corporations:

          O-I HOLDING COMPANY OF BLEDSOE COUNTY
          O-I HOLDING COMPANY OF CENTER
          O-I HOLDING COMPANY OF CLAY COUNTY
          O-I HOLDING COMPANY OF FENTRESS COUNTY
          O-I HOLDING COMPANY OF MACON COUNTY
          O-I HOLDING COMPANY OF NEW BOSTON
          O-I HOLDING COMPANY OF ORMOND BEACH
          O-I HOLDING COMPANY OF SENATOBIA COUNTY
          O-I PHYSICIANS & SURGEONS HOLDING COMPANY
          O-I WOMENS HOSPITAL HOLDING COMPANY

each of the parties to the said Agreement of Merger, the officers do hereby sign the Certificate of Merger pursuant to Section 1701.81 of the Revised Code of Ohio this 31st day of October, 1991.

                                                    /s/ David G. VanHooser
                                                    ---------------------------
                                                    President
                                                    David G. VanHooser

                                                    /s/ Thomas L. Young
                                                    ---------------------------
                                                    Secretary
                                                    Thomas L. Young

                                     O-I HOLDINGS COMPANY, INC.

                                                    /s/ David G. VanHooser
                                                    ---------------------------
                                                    President
                                                    David G. VanHooser

                                                    /s/ Thomas L. Young
                                                    ---------------------------
                                                    Secretary
                                                    Thomas L. Young


                                     O-I HOLDING COMPANY OF BLEDSOE COUNTY
                                     O-I HOLDING COMPANY OF CENTER
                                     O-I HOLDING COMPANY OF CLAY COUNTY
                                     O-I HOLDING COMPANY OF FENTRESS COUNTY
                                     O-I HOLDING COMPANY OF MACON COUNTY
                                     O-I HOLDING COMPANY OF NEW BOSTON
                                     O-I HOLDING COMPANY OF ORMOND BEACH
                                     O-I HOLDING COMPANY OF SENATOBIA COUNTY
                                     O-I PHYSICIANS & SURGEONS HOLDING COMPANY
                                     O-I WOMENS HOSPITAL HOLDING COMPANY

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated October 11, 1991 (the "Merger Agreement"), is among O-I Holdings Company, Inc., an Ohio corporation ("OIH"), and OIH's subsidiary corporations, each of which is an Ohio corporation, which are parties and signatories to this Merger Agreement and also identified in
Section 5 hereof (the "Subsidiaries").

                                    RECITALS

          A. OIH is the owner of all the issued and outstanding shares of each of the Subsidiaries.

          B. OIH and each of the Subsidiaries have agreed that each of the Subsidiaries shall be merged with and into OIH, with OIH being the surviving corporation in the merger (the "Merger").

          C. In order to carry out the Merger in the manner and on the terms contemplated in the Merger Agreement, the Board of Directors of OIH and the respective Boards of Directors of each of the Subsidiaries have each duly adopted this Merger Agreement, which is intended to meet the requirements of
Section 1701.80 of the Ohio Revised Code.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, OIH and each of the Subsidiaries (sometimes hereinafter referred to as the "Constituent Corporations") hereby agree as follows:

1.   THE MERGER

          On November 15, 1991 (the "Effective Date"), in accordance with this Merger Agreement and the Ohio law, each of the Subsidiaries shall be merged with and into OIH, the separate existence of each of the Subsidiaries shall cease, and OIH shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Date. OIH hereinafter is sometimes referred to as the "Surviving Corporation."

2.   EFFECT OF THE MERGER

          When the Merger has been effected, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature of the Constituent Corporations and each of them; all property, real, personal and mixed, and all debts due on whatever account and all chores in action, and all and every other interest, of or belonging to or due each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall henceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations so merged; any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under Ohio law, and neither the rights of creditors nor any liens upon the respective properties of the Constituent Corporations and the Surviving Corporation shall be impaired by the Merger; all with the effect set forth in the Ohio law.

3.   CONSUMMATION OF THE MERGER

          On or before the Effective Date the parties hereto will cause the Merger to be consummated by filing with the Secretary of State a Certificate of Merger in such form as required by, and executed in accordance with, the relevant provisions of Ohio law.

4.   ARTICLES OF INCORPORATION; CODE OF REGULATIONS; BY-LAWS; DIRECTORS AND
OFFICERS

          The Articles of Incorporation, Code of Regulations and By-laws of OIH as in effect immediately prior to the Effective Date shall be the Articles of Incorporation, Code of Regulations and By-laws of the Surviving Corporation. The directors of OIH immediately prior to the Effective Date shall be the initial directors of the Surviving Corporation, and the officers of OIH immediately prior to the Effective Date shall be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified.

5.   CONVERSION OF SECURITIES

          Immediately prior to the Merger the designation and number of outstanding shares of each class of shares of the Subsidiaries is as follows:

                                                                 No. of Shares
Name of Subsidiary                             Class             Outstanding
------------------                             -----             -------------
O-I Holding Company of Bledsoe County          No Par                10
                                               Common

                                       -2-

O-I Holding Company of Center                  No Par                10
                                               Common

O-I Holding Company of Clay County             No Par                10
                                               Common

O-I Holding Company of Fentress County         No Par                10
                                               Common

O-I Holding Company of Macon County            No Par                10
                                               Common

O-I Holding Company of New Boston              No Par                10
                                               Common

O-I Holding Company of Ormond Beach            No Par                10
                                               Common

O-I Holding Company of Senatobia County        No Par                10
                                               Common

O-I Physicians & Surgeons Holding Company      No Par                10
                                               Common

O-I Womens Hospital Holding Company            No Par                10

All outstanding shares of each of the Subsidiaries are owned by OIH.

          Immediately prior to the Merger, OIH has authorized and outstanding 10 shares of no par common stock.

          At the Effective Date, by virtue of the Merger and without any action on the part of OIH or any of the Subsidiaries:

               (a) Each share of each Subsidiary which is issued and outstanding immediately prior to the Effective Date shall be cancelled and retired, and no payment shall be made with respect thereto.

               (b) Each share of OIH issued and outstanding immediately prior to the Effective Date shall remain issued and outstanding without change and shall constitute the sole authorized and issued shares of the Surviving Corporation.

6.   MISCELLANEOUS

          This Agreement shall be governed in all respects, including validity, interpretation and effect by the laws of the

State of Ohio. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

          IN WITNESS WHEREOF, OIH and each and all of the Subsidiaries have caused this agreement to be executed as of the date first written above by their respective officers thereunder duly authorized.

                                  O-I HOLDING COMPANY, INC.

                                           By: /s/ David G. VanHooser
                                              ----------------------------------
                                              David G. VanHooser, President

                                           ATTEST:

                                           /s/ Thomas L. Young
                                           -------------------------------------
                                           Thomas L. Young, Secretary

                                  O-I HOLDING COMPANY OF BLEDSOE COUNTY
                                  O-I HOLDING COMPANY OF CENTER
                                  O-I HOLDING COMPANY OF CLAY COUNTY
                                  O-I HOLDING COMPANY OF FENTRESS COUNTY
                                  O-I HOLDING COMPANY OF MACON COUNTY
                                  O-I HOLDING COMPANY OF NEW BOSTON
                                  O-I HOLDING COMPANY OF ORMOND BEACH
                                  O-I HOLDING COMPANY OF SENATOBIA COUNTY
                                  O-I PHYSICIANS & SURGEONS HOLDING COMPANY
                                  O-I WOMENS HOSPITAL HOLDING COMPANY

                                           By: /s/ David G. VanHooser
                                              ----------------------------------
                                              David G. VanHooser, President of
                                              each of the above corporations

                                           ATTEST:

                                           /s/ Thomas L. Young
                                           -------------------------------------
                                           Thomas L. Young, Secretary of each
                                           of the above corporations

                                       -4-